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                                                                      Exhibit 24
                                POWER OF ATTORNEY

                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Brush Engineered Materials Inc., an Ohio corporation ("the Company"), hereby constitutes and appoints Gordon D. Harnett, John D. Grampa and Michael C. Hasychak, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock of the Company to be offered in connection with the Company's 1997 Stock Incentive Plan for Non-Employee Directors (as Amended and Restated as of May 1, 2001), and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of May, 2001.

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
/s/ Gordon D. Harnett                                           /s/ Joseph P. Keithley
-----------------------------------------------------------     ---------------------------------------------------
Gordon D. Harnett                                               Joseph P. Keithley
Chairman of the Board, President, Chief Executive               Director
Officer and Director (principal executive officer)


/s/ John D. Grampa                                              /s/ William P. Madar
-----------------------------------------------------------     ---------------------------------------------------
John D. Grampa                                                  William P. Madar
Vice President and Chief Financial Officer                      Director
(principal financial and accounting officer)


/s/ Albert C. Bersticker                                        /s/ N. Mohan Reddy Ph.D.
-----------------------------------------------------------     ---------------------------------------------------
Albert C. Bersticker                                            N. Mohan Reddy Ph.D.
Director                                                        Director


/s/ Charles F. Brush, III                                       /s/ William R. Robertson
-----------------------------------------------------------     ---------------------------------------------------
Charles F. Brush, III                                           William R. Robertson
Director                                                        Director


/s/ David L. Burner                                             /s/ John Sherwin, Jr.
-----------------------------------------------------------     ---------------------------------------------------
David L. Burner                                                 John Sherwin, Jr.
Director                                                        Director


/s/ David H. Hoag

-----------------------------------------------------------
David H. Hoag
Director

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